TRANSPORTATION FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.3%

SECURITIES LENDING COLLATERAL 40.0%

Mount Vernon Securities

Union Pacific Corp.

20,330

$

1,534,915

Lending Trust Prime Portfolio

7,335,559 $

________

7,335,559

Burlington Northern Santa Fe

Total Securities Lending Collateral

Corp.

13,860

1,384,475

(Cost $7,335,559)

________

7,335,559

United Parcel Service, Inc. —

Face

Class B†

22,451

1,380,063

Amount

Norfolk Southern Corp.†

19,322

1,210,910

REPURCHASE AGREEMENTS

CSX Corp.

19,251

1,209,155

0.3%

Canadian National Railway Co.

22,662

1,089,589

Collateralized by obligations of

FedEx Corp.†

10,476

825,404

the U.S. Treasury or U.S.

Southwest Airlines Co.†

54,862

715,401

Government Agencies

CH Robinson Worldwide, Inc.†

12,405

680,290

Expeditors International of

Lehman Brothers Holdings, Inc

Washington, Inc.†

15,594

670,542

issued 06/30/08 at 0.25% due

J.B. Hunt Transport Services,

07/01/08

$

63,933

__________

63,933

Inc.†

14,797

492,444

Ryder System, Inc.†

7,000

482,160

Total Repurchase Agreements

DryShips Inc.†

5,692

456,385

(Cost $63,933)

__________

63,933

Kansas City Southern*†

10,035

441,440

Total Investments 139.6%

Landstar System, Inc.†

7,402

408,738

(Cost $22,862,273)

$

__________

25,612,912

Hertz Global Holdings, Inc.*

36,506

350,458

Liabilities in Excess of Other

Kirby Corp.*†

7,188

345,024

Assets – (39.6)%

$

__________

(7,272,026)

Con-way, Inc.†

7,052

333,278

Net Assets – 100.0%

$

18,340,886

Genco Shipping & Trading

*

Non-Income Producing Security.

Ltd.†

5,070

330,564

†

All or a portion of this security is on loan at June 30, 2008.

UTI Worldwide, Inc.†

16,171

322,611

Alexander & Baldwin, Inc.†

6,906

314,568

Knight Transportation, Inc.†

16,970

310,551

Eagle Bulk Shipping Inc.†

9,685

286,385

Heartland Express, Inc.†

18,791

280,174

HUB Group, Inc. — Class A*†

7,845

267,750

Werner Enterprises, Inc.†

14,176

263,390

Northwest Airlines Corp.*†

37,305

248,451

Delta Air Lines, Inc.*†

43,326

246,958

Atlas Air Worldwide Holdings

Co., Inc.*

4,858

240,277

AMR Corp.*†

41,082

210,340

Copa Holdings SA†

7,181

202,217

Avis Budget Group, Inc.*†

23,737

198,679

JetBlue Airways Corp.*†

52,964

197,556

Continental Airlines, Inc. —

Class B*

17,331

175,216

UAL Corp.†

20,510

________

107,062

Total Common Stocks

(Cost $15,462,781)

________

18,213,420

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